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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

                                 MARK D. FREEMAN

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 21st day of August, 2006, by and between WSB FINANCIAL GROUP, INC. and WESTSOUND BANK (hereinafter jointly referred to as "Westsound") and MARK D. FREEMAN ("Freeman") and will become effective upon execution. Westsound and Freeman are sometimes collectively referred to herein as "the Parties."

                                    RECITALS

     WHEREAS, Freeman currently serves as the Executive Vice President of Finance and Operations and Chief Financial Officer of Westsound; and

     WHEREAS, the Parties now wish to formalize Freeman's employment with Westsound;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Term. Freeman's term of employment ("Term") under this Agreement shall commence on the date of execution of this Agreement and continue until terminated as provided in the Termination provision of this Agreement.

     2. Duties. Freeman is engaged as Executive Vice President of Finance and Operations and Chief Financial Officer of Westsound Bank and WSB Financial Group, Inc., and is responsible for the overall operation and conduct of Westsound's business, in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by the Board of Directors of Westsound (the "Board").

     3. Exclusive Services and Best Efforts. Freeman shall render services solely on behalf of Westsound, and in no event shall he render services directly to a customer of Westsound for the individual gain of Freeman, without Westsound's prior written consent. Freeman shall devote his full time, attention and energies, during regular business hours, to the business of Westsound. Freeman further agrees that he shall perform any and all duties to the best of his abilities. In addition to any other responsibilities which Westsound may from time to time require him to perform, Freeman shall:

          (a) Use his diligent efforts to promote the business and further the goals of Westsound;

          (b) Conduct his business and regulate his habits so as to maintain and increase the goodwill and reputation of both Westsound and its business and to abide by all codes of ethics and other professional duties which are binding upon or applicable to general good business practices;

          (c) Not render to others, during his employment with Westsound, services of any kind or promote, participate or engage in any other business activity which would interfere with the performance of his duties under this Agreement, including, without limitation, providing consulting services or otherwise engaging in business with any person or entity which directly or

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indirectly competes with Westsound, unless he first obtains Westsound's prior written consent to engage in such outside activities.

     Although Freeman is required to devote his entire time, attention and energies to the business of Westsound and cannot, during the term of this Agreement, be engaged in any other business activity which interferes with his duties hereunder, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, this shall not be construed as preventing Freeman from investing his assets in such manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made, or in making other investments which do not interfere with his duties under this Agreement.

     4. Compensation. Westsound shall pay Freeman, as compensation for his full-time services during the Term of Employment, the following:

          (a) Base Compensation. Freeman will receive a monthly salary, the amount of which will be set annually by the Board ("Base Compensation"), payable in accordance with Westsound's regular payroll schedule. Base Compensation will be reviewed annually by the Compensation Committee.

          (b) Bonus. Freeman shall receive an annual bonus set by the Compensation Committee ("Bonus"). In determining the amount of the Bonus, if any, the Compensation Committee shall consider earnings, asset quality, factors affecting shareholder value and such other factors as the Compensation Committee shall deem appropriate.

          (c) Benefit Plans. During the Term, Freeman shall be entitled to participate in any and all employee benefit plans, including, but not be limited to, 401(k) Plan, Stock Option Plan, and employee welfare and health benefit plans which may be established by Westsound from time to time for the benefit of all executives of Westsound. Freeman shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time.

     5. Business Expenses. Westsound will pay or reimburse Freeman for reasonable and necessary business expenses incurred by Freeman, which are directly related to the performance of his duties of employment, including travel, professional memberships and professional development, subject to documentation by Freeman and approval of the Chairman of the Audit Committee.

     6. Working Facilities. Freeman shall be furnished with such working facilities as are reasonably required by Freeman to perform his duties as Executive Vice President of Finance and Operations and Chief Financial Officer of Westsound, which working facilities shall include, but not be limited to, an office and secretarial and staff support.

     7. Termination. This Agreement may be terminated by Westsound upon written notice to Freeman, and by Freeman upon 90 days written notice to Westsound. If Freeman resigns from Westsound, he will receive only his compensation, benefits earned and expenses reimbursable through the date this Agreement is terminated. If Freeman's employment is terminated by Westsound, he shall receive the compensation provided hereafter.

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          (a) Termination Without Cause. If Freeman's employment is terminated by Westsound, except for cause as provided in paragraph 7(b), Freeman shall receive a severance benefit equal to his Base Compensation plus Bonus before salary deferrals over the twelve (12) months prior to termination. Such payment shall, at the option of Westsound, be made in a lump sum or in accordance with Westsound's regular payroll schedule.

          (b) Termination for Cause. The compensation payable on termination as provided in paragraph 7(a) shall not be payable in the event Freeman's employment is terminated for cause. Termination shall be determined to be for cause only in the event: (i) Freeman is convicted of a felony or crime involving moral turpitude, or charged with a felony or crime involving moral turpitude if the Board, in its sole discretion, determines that the adverse publicity/notoriety stemming from such charge will make it difficult for Freeman to perform his duties and/or Westsound to carry on its normal business activities; or (ii) Freeman fails or refuses, after written request, to comply with any material policies adopted by the Board; (iii) Freeman is terminated for fraud, embezzlement, or willful misconduct (including, but not limited to, violation of Westsound's anti-discrimination and harassment policies); or (iv) Freeman is removed from office by the Board in order to comply with a requirement, request or recommendation from the Supervisor of Banking for the State of Washington or the Federal Deposit Insurance Corporation ("FDIC").

          (c) Death or Disability. This Agreement will terminate immediately upon Freeman's death. If Freeman is unable to perform his duties and obligations under this Agreement for an aggregate period of ninety (90) days as a result of a physical or mental disability and cannot continue to perform his duties with reasonable accommodation, the Board may terminate this Agreement. If termination occurs due to Freeman's death, his estate will be entitled to receive the compensation, benefits earned, and expenses reimbursable through the date this Agreement is terminated. If termination occurs due to Freeman's disability, he shall continue to receive his Salary until payments under Westsound's long-term disability plan commence, or in the event Westsound has no long-term disability plan on the date of disability, Freeman's salary shall continue for a period of six (6) months.

     8. Change of Control. If there is a Change of Control of Westsound as hereinafter defined, all Freeman's stock options shall become fully vested upon the effective date of the Change of Control. If Freeman leaves the employment of Westsound, whether voluntarily or involuntarily, within twelve (12) months after such Change of Control, Freeman shall receive an amount equal to two (2) times his Base Compensation plus Bonus before salary deferrals over the twelve (12) month period prior to the Change of Control, reduced by any amount received under paragraph 7. "Change of Control" as used herein will be deemed to have occurred when there is:

          (a) Any individual, corporation (other than Westsound or an affiliated entity), partnership, trust, association, pool, syndicate or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of Westsound possessing fifty percent (50%) or more of the voting power for the election of Directors of Westsound;

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          (b) There shall be consummated any consolidation, merger or other business combination involving Westsound or the securities of Westsound in which holders of voting securities of Westsound immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Westsound (or, if Westsound does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of Directors of Westsound (or such other surviving corporation);

          (c) There shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Westsound (on a consolidated basis) to a party which is not controlled by or under common control with Westsound.

     9. Federal Regulatory Provisions.

          (a) If Freeman is suspended and/or temporarily prohibited from participating in the conduct of Westsound's affairs by a notice served under section 8 (e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818
(e)(3) and (g)(1)) Westsound's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Westsound may in its discretion (i) pay Freeman all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (b) If Freeman is removed and/or permanently prohibited from participating in the conduct of Westsound's affairs by an order issued under section 8 (e)(4) or (g)(1) of the U.S.C. 1818 (e)(4) or (g)(1)), all obligations of Westsound under this Agreement shall terminate as of the effective date of the order, but vested rights of the Parties shall not be affected.

          (c) If Westsound is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (c) shall not affect any vested rights of the Parties.

          (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary to the continued operation of Westsound:

               (i) By the Director of the Federal Deposit Insurance Corporation ("Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Westsound under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

               (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Westsound or when Westsound is determined by the Director to be in an unsafe or unsound condition.

     10. Confidentiality. Freeman acknowledges that he will have access to certain proprietary and confidential information of Westsound and its clients. Freeman will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose

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to any other person or entity any confidential information concerning Westsound or its business operations or customers, unless: (i) Westsound consents to the use or disclosure of said confidential information, (ii) the use or disclosure is consistent with Freeman's duties under this Agreement, or (iii) disclosure is required by law or court order.

     11. Competition Restriction. During the Term and for the period for which Freeman receives compensation under paragraph 7(a), and for twenty-four (24) months after termination of his employment, if Freeman receives compensation under paragraph 7(a) or 8, he shall not become or serve as an officer, director, founder or employee of any financial institution with its main office in Kitsap, Jefferson, Mason or Clallam Counties, or any other financial institution which, in the judgment of the Board, is in substantial competition with Westsound, unless Freeman has first obtained the Board's written consent. In the event Freeman breaches this condition, which breach is not corrected within fifteen
(15) days of notice to Freeman of such breach, Freeman shall forfeit all right to receive all benefits or other payments remaining unpaid on the date of any such breach, and shall refund any payments received pursuant to paragraph 7(a) or 8 hereof, and all unexercised stock options which will be forfeited.

     12. No Solicitation. During the Term and for the period for which Freeman receives compensation under paragraph 7(a), and for twenty-four (24) months after termination of his employment, if Freeman receives compensation under paragraph 7(a) or 8, he will not, directly or indirectly, solicit or attempt to solicit: (i) any employees of Westsound to leave their employment, or (ii) any customers of Westsound to remove their business from Westsound to participate in any manner in a competing business ("Competing Business"). "Competing Business" means any financial institution or trust company that competes with or will compete with Westsound in Kitsap, Jefferson, Mason or Clallam Counties, or any start-up or other financial institution or trust company in Kitsap, Jefferson, Mason or Clallam Counties.

     13. Return of Bank Property. If and when Freeman ceases, for any reason, to be employed by Westsound, Freeman must return to Westsound all keys, pass cards, identification cards and any other property of Westsound. At the same time, Freeman also must return to Westsound all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Westsound. The obligations in this paragraph include the return of documents and other materials which may be in Freeman's desk at work, in Freeman's car or place of residence, or in any other location under Freeman's control.

     14. Enforcement of Confidentiality and Non-Competition Covenants. Westsound and Freeman stipulate that, in light of all of the facts and circumstances of the relationship between them, the covenants referred to in paragraphs 9, 11, 12, and 13 above, including, without limitation, their scope, duration and geographic extent, are fair and reasonably necessary for the protection of Westsound's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Freeman and Westsound request the court to reform these provisions to restrict Freeman's use of confidential information and Freeman's ability to compete with Westsound, to the maximum extent, in time, scope of activities, and geography, as the court finds enforceable.

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     Freeman acknowledges that Westsound will suffer immediate and irreparable harm that will not be compensable by damages alone, if Freeman repudiates or breaches any of the provisions in paragraphs 9, 11, 12, and 13 above or threatens or attempts to do so. For this reason, under these circumstances, Westsound, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain the breach, and Westsound will not be required to post a bond as a condition for the granting of this relief.

     15. Adequate Consideration. Freeman specifically acknowledges the receipt of adequate consideration for the covenants contained in paragraphs 9, 11, 12, and 13 above and that Westsound is entitled to require him to comply with these paragraphs. These paragraphs will survive termination of this Agreement. Freeman represents that if his employment is terminated, whether voluntarily or involuntarily, he has the experience and capabilities sufficient to enable him to obtain employment in areas which do not violate this Agreement and that Westsound's enforcement of a remedy by way of injunction will not prevent Freeman from earning a livelihood.

     16. No Employee Contract Rights. Nothing contained in this Agreement shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board to remove Freeman as President or Chief Executive Officer of Westsound, with or without the cause.

     17. Regulatory Agencies. The Parties fully acknowledge and recognize that Westsound and Freeman (insofar as he conducts Westsound's business) are regulated and governed by the Division of Banks for the State of Washington and the FDIC. In the event the Division of Banks, the FDIC or any other governmental agency with authority to regulate Westsound objects to, and requires modification of, any of the terms of this Agreement, the Parties agree that they shall abide by and modify the terms of this Agreement to comply with any and all requirements of that governmental agency.

     18. Dispute Resolution. The Parties agree to attempt to resolve all disputes arising out of this Agreement by mediation. Any party desiring mediation may begin the process by giving the other party a written Request to Mediate, describing the issues involved and inviting the other party to join with the calling party to name a mutually agreeable mediator and a timeframe for the mediation meeting. The Parties and mediator may adopt any procedural format that seems appropriate for the particular dispute. The contents of all discussions during the mediation shall be confidential and non-discoverable in subsequent arbitration or litigation, if any. If the Parties can, through the mediation process, resolve the dispute(s), the agreement reached by the Parties shall be reduced to writing, signed by the Parties, and the dispute shall be at an end.

     If the result of the mediation is a recognition that the dispute cannot be successfully mediated, or if either party believes mediation would be unproductive or too slow, then either party may seek to resolve the dispute in accordance with the procedures established by Judicial Arbitration and Mediation Services, Inc.

     The award rendered by the arbitrator (whether through Judicial Arbitration and Mediation Services, Inc. or otherwise) shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

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     The arbitrator shall allocate the costs charged by Judicial Arbitration and
Mediation Services, Inc., or other arbitrator as the case may be, for the arbitration between the Parties in a manner which the arbitrator considers equitable. It is agreed that the arbitrator shall award to the prevailing or substantially prevailing party all fees incurred by such party with regard to such arbitration, including reasonable legal and accounting fees. If the arbitrator determines that there is no prevailing or substantially prevailing party, the legal and accounting fees shall be the responsibility of each party.

     19. Governing Law. All proceedings will be held at a place designated by the arbitrator in Kitsap County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

     20. Exception to Arbitration. Notwithstanding the above, if Freeman violates paragraphs 9, 11, 12, and 13 above, Westsound will have the right to initiate the court proceedings described in paragraph 14 above, in lieu of an arbitration proceeding. Westsound may initiate these proceedings wherever appropriate within Washington state, but Freeman will consent to venue and jurisdiction in Kitsap County, Washington.

     21. Internal Revenue Code Section 280G. If any severance benefit paid to Freeman constitutes an "excess parachute payment" under Section 280G of the United States Internal Revenue Code, said severance benefit or pay shall be reduced by the amount of the tax deduction disallowed to Employer as result of such excess parachute payment.

     22. Execution of Release. Any payment to Freeman under paragraph 7 and/or 8 hereof shall be conditioned upon receipt by Westsound of an executed release of all claims against Westsound, satisfactory to Westsound and its counsel.

     23. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered personally or by certified mail, postage prepaid, addressed to Westsound or to Freeman at their last known address.

     24. Independent Legal Counsel. Freeman acknowledges that he has had the opportunity to review and consult with his own personal legal counsel regarding this Agreement.

     25. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial single exercise of that right, shall constitute a waiver of that or any other right.

     26. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

     27. Entire Agreement. This Agreement represents the entire agreement of the Parties. This Agreement supersedes any prior oral or written agreement between the Parties on the subject matter hereof. This Agreement may be superseded by another written agreement entered into between Freeman and Westsound on mutually agreeable terms, provided such agreement expressly by its terms supersedes this Agreement. The offer by Westsound to enter into any such agreement, or the entering into such agreement, shall not be considered to have terminated this Agreement, triggering the payment of benefits under paragraph 7 hereof.

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     28. Binding Effect. It is agreed that all covenants, terms and conditions of this Agreement shall extend, apply to and firmly bind the heirs, executors, administrators, assigns and successors in interest of the respective parties hereto as fully as the respective parties themselves are bound. It is specifically understood that in the event of Freeman's death prior to the full payment of any benefit to which he is entitled under this Agreement, such payment(s) shall be made to his spouse and/or heirs as the case may be.

     IN WITNESS WHEREOF, the Parties have signed this Agreement on the day and year first above written.

WESTSOUND BANK


By: /s/ David K. Johnson                /s/ Mark D. Freeman
    ---------------------------------   ----------------------------------------
Title: President and                    MARK D. FREEMAN
       Chief Executive Officer


WSB FINANCIAL GROUP, INC.


By: /s/ David K. Johnson
    ---------------------------------
Title: President and
       Chief Executive Officer

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